UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 11, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 11, 2017.

(b)

There were present at the meeting, either in person or by proxy, holders of 325,529,346 common shares. Stockholders elected the ten nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2018; approved the advisory vote on named executive officer compensation; approved holding future advisory votes on named executive officer compensation every year; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	265,975,638	3,465,286	365,417	55,723,005
Thomas F. Bonadio	267,336,653	2,082,250	387,438	55,723,005
Joseph G. Doody	263,725,111	5,680,797	400,433	55,723,005
David J.S. Flaschen	250,919,957	18,504,746	381,638	55,723,005
Phillip Horsley	263,729,017	5,689,795	387,529	55,723,005
Grant M. Inman	254,021,861	15,398,267	386,213	55,723,005
Martin Mucci	267,224,528	2,203,791	378,022	55,723,005
Joseph M. Tucci	240,094,781	29,341,349	370,211	55,723,005
Joseph M. Velli	263,815,279	5,605,150	385,912	55,723,005
Kara Wilson	267,507,095	1,921,078	378,168	55,723,005

Advisory Vote To Approve Named Executive Officer Compensation	For	Against	Abstain	Broker Non-Votes
	259,523,495	9,192,682	1,090,164	55,723,005

Advisory vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	One Year	Two years	Three Years	Abstain	Broker Non-Votes
	240,257,529	3,404,909	25,319,707	824,196	55,723,005

icewa
Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	For	Against	Abstain
	323,076,691	1,829,613	623,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

7

PAYCHEX, INC.

Date:	October 12, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 12, 2017	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer